p                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[X] Soliciting Material Pursuant to ss. 240.14a-12

                            Mylan Laboratories, Inc.

                (Name of Registrant as Specified In Its Charter)

                                 Carl C. Icahn,
                   Barberry Corp., Hopper Investments LLC and
                         High River Limited Partnership


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:



         2) Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



         4) Proposed maximum aggregate value of transaction:



         5) Total fee paid:



[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:



         2) Form, Schedule or Registration Statement No.:



         3) Filing Party:



         4) Date Filed:

         On July 18, 2005, High River Limited Partnership issued a press release attached hereto as Exhibit A.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MYLAN LABORATORIES INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF MYLAN LABORATORIES INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2005 WITH RESPECT TO MYLAN LABORATORIES INC. THAT
SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

                                                                      EXHIBIT A

                              FOR IMMEDIATE RELEASE
                          ICAHN UNIT COMMENTS ON MYLAN

New York, New York, July 18, 2005
Contact:  Susan Gordon (212) 702-4309



         On July 26, 2004, Mylan announced its intention to acquire King Pharmaceuticals. Thereafter, Mylan stock traded as low as $14.69 per share. Following that announcement, Mr. Icahn became involved in Mylan as a shareholder activist and, among other things, strongly criticized the proposed King acquisition as "reprehensible" and not in the best interest of Mylan shareholders. Mr. Icahn also announced his intention to conduct a proxy fight at Mylan.
         Since Icahn's involvement as a shareholder activist and vocal critic of the Mylan Board and management, Mylan has: (i) abandoned the King transaction;
(ii) announced the $1.25 billion share buy-back; (iii) doubled its dividend rate; (iv) taken steps to exploit Nebivolol through a major distribution partner and (v) announced the retirement of two of its non-independent directors. On July 15, 2005, the expiration date of the Mylan tender offer, Mylan's stock closed at $19.40, an increase of 32% from the time of Mr. Icahn's involvement. Mr. Icahn stated: "There is no question that shareholder activism has worked well to enhance shareholder value at Mylan."
         Icahn  affiliate  High River Limited  Partnership  tendered 26,291,200 shares of Mylan common stock pursuant to the Mylan tender offer. The determination to tender was made late on July 15, following the announcement by the FDA regarding Mylan's generic Duragesic product, with no clarification or further comment from Mylan. High River's determination to tender was based on careful consideration of the above factor, and, among other things, its belief that it would be difficult to win a proxy fight with the stock trading at the current levels. As previously stated, Mr. Icahn did not wish to be a passive investor in this company.
         Mr. Icahn is still of the belief that shareholder value will be further enhanced if Mylan were put up for sale and consolidated with a larger company. At this time, the determination whether or not Icahn will conduct a proxy fight at Mylan will be dependent, for the most part, on the price at which Mylan's stock trades over the next several weeks, the actions of management and the views of large Mylan shareholders.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MYLAN LABORATORIES INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF MYLAN LABORATORIES INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2005 WITH RESPECT TO MYLAN LABORATORIES INC. THAT
SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.